Halozyme Appoints New Chief Financial Officer

SAN DIEGO, February 2, 2022 - Halozyme Therapeutics, Inc. (NASDAQ: HALO) today announced that Nicole LaBrosse has been promoted to the position of senior vice president, chief financial officer, effective immediately. Ms. LaBrosse will succeed Elaine Sun, who is stepping down to pursue another opportunity.

Ms. LaBrosse brings over 18 years of public accounting and corporate finance experience to Halozyme. Ms. LaBrosse joined Halozyme in 2015 and has since held roles of growing responsibility within the Company. Most recently, Ms. LaBrosse served as Halozyme’s vice president, finance and accounting since 2020. Previously, Ms. LaBrosse held the role of executive director, controller since 2017. During her tenure with Halozyme, Ms. LaBrosse has demonstrated leadership with important corporate initiatives including capital return, accessing capital markets, corporate restructuring and transitioning to a growing, profitable company. Prior to joining Halozyme, Ms. LaBrosse was with PricewaterhouseCoopers, LLP for over 10 years supporting clients across a broad range of activities including initial public offerings, complex technical accounting and SEC reporting. Ms. LaBrosse received her M.S. in accounting from the McCallum Graduate School of Business, Bentley College. She also holds a B.S. in corporate finance and accounting from Bentley College. Ms. LaBrosse is licensed in California as a certified public accountant (CPA).

"I am pleased to welcome Nicole to the executive management team as our new chief financial officer and delighted to promote a strong internal candidate who already knows the depth and breadth of our business so well," said Dr. Helen Torley, president and chief executive officer. "Nicole has broad experience within the company and working with external advisors. She possesses the right financial and business skill set to support Halozyme’s future growth. On behalf of the Board of Directors, I want to thank Elaine for her contributions to Halozyme and wish her success in her future endeavors."

“I am honored to be appointed as chief financial officer of Halozyme at such an exciting time in the company’s growth,” said Ms. LaBrosse. “I have enjoyed working closely with our management team over the last several years and look forward to playing a bigger role in driving Halozyme’s growth and building shareholder value.”

About Halozyme

Halozyme is a biopharmaceutical company bringing disruptive solutions to significantly improve patient experiences and outcomes for emerging and established therapies. Halozyme advises and supports its biopharmaceutical partners in key aspects of new drug development with the goal of improving patients' lives while helping its partners achieve global commercial success. As the innovators of the ENHANZE® technology, which can reduce hours-long treatments to a matter of minutes, Halozyme’s commercially-validated solution has touched more than 500,000 patient lives in post-marketing use via five commercialized products across more than 100 global markets. Halozyme and its world-class partners are currently advancing multiple therapeutic programs intended to deliver innovative therapies, with the potential to improve the lives of patients around the globe. Halozyme’s proprietary enzyme rHuPH20 forms the basis of the ENHANZE® technology and is used to facilitate the delivery of injected drugs and fluids, potentially reducing the treatment burden of other drugs to patients. Halozyme has licensed its ENHANZE® technology to leading pharmaceutical and biotechnology companies including Roche, Baxalta, Pfizer, AbbVie, Lilly, Bristol-Myers Squibb, Alexion, argenx, Horizon Therapeutics and ViiV Healthcare. Halozyme derives revenues from these collaborations in the form of milestones and royalties as the Company’s partners make progress developing and commercializing their products being developed using ENHANZE®. Halozyme is headquartered in San Diego. For more information visit www.halozyme.com and connect with us on LinkedIn and Twitter.

Safe Harbor Statement

In addition to historical information, the statements set forth above include forward-looking statements including, without limitation, statements concerning the Halozyme’s potential growth prospects. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements are typically, but not always, identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including uncertainties concerning whether collaborative products are ultimately developed, approved or commercialized for the indications referred to in this press release, unexpected expenditures and costs, unexpected results or delays in development and regulatory review including any potential delays caused by the current COVID-19 global pandemic, unexpected regulatory approval requirements, unexpected adverse events or patient outcomes from being treated with the ENHANZE® co-formulated treatment referred to in this press release, and competitive conditions. These and other factors that may result in differences are discussed in greater detail in Halozyme's most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission. Except as required by law, Halozyme undertakes no duty to update forward-looking statements to reflect events after the date of this release.

Contact:
Al Kildani
Vice President, Investor Relations and Corporate Communications
858-704-8122
ir@halozyme.com